UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2015
Remark Media, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Suite 400 Las Vegas, NV	89169	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 28, 2015, Remark Media, Inc. (“Remark,” “we,” “us,” or “our”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that on September 24, 2015, we completed the purchase of all of the outstanding equity interests of Vegas.com, LLC (“Vegas.com”) pursuant to the terms of that certain Unit Purchase Agreement dated as of August 18, 2015 by and among Remark, Vegas.com and the equity owners of Vegas.com listed on the signature page thereto.

This Amendment No. 1 to the Original Form 8-K amends and supplements Item 9.01 of the Original Form 8-K to provide the financial statements and pro forma financial information required under Items 9.01(a) and (b) of Form 8-K, which were excluded from the Original Form 8-K in reliance on the instructions to such items.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The audited financial statements of Vegas.com for the years ended December 31, 2014 and December 31, 2013 and the unaudited financial statements of Vegas.com for the six months ended June 30, 2015 are attached as Exhibit 99.1 hereto and are incorporated herein by reference. We have attached the consent of RSM US LLP (f/k/a McGladrey LLP), Vegas.com’s independent auditors, as Exhibit 23.1 to this Form 8-K/A.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of Remark and Vegas.com for the year ended December 31, 2014 and for the six months ended June 30, 2015 are attached as Exhibit 99.2 hereto and are incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description
23.1	Consent of RSM US LLP (f/k/a McGladrey LLP)
99.1	Financial Statements of Vegas.com, LLC For the Years Ended December 31, 2014 and December 31, 2013 (Audited) and For the Six Months Ended June 30, 2015 (Unaudited)
99.2	Pro Forma Condensed Combined Financial Information of Remark Media, Inc. and Vegas.com, LLC For the Year Ended December 31, 2014 and For the Six Months Ended June 30, 2015 (Unaudited)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Media, Inc.

Date:	November 6, 2015	By:	/s/ Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer